                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant /X/
     Filed by a Party other than the Registrant / /
     Check the appropriate box:
     / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                               XeTel Corporation
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     (5) Total fee paid:

- --------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

- --------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

- --------------------------------------------------------------------------------
     (3) Filing Party:

- --------------------------------------------------------------------------------
     (4) Date Filed:

- --------------------------------------------------------------------------------

[XETEL LOGO]

                                 July 12, 1996

To our Stockholders:

     You are cordially invited to attend the Annual Meeting of Stockholders ("Annual Meeting") of XeTel Corporation (the "Company") which will be held at 10:30 A.M. Central Time on Tuesday, August 13, 1996, at the Company's principal executive offices located at 2525 Brockton Drive, Austin, Texas 78758.

     The enclosed Proxy Statement more fully describes the details of the business to be conducted at the Annual Meeting.

     After careful consideration, the Company's Board of Directors has unanimously approved the proposals and recommends that you vote FOR each such proposal.

     Your vote is important to the Company. After reading the Proxy Statement, please mark, date, sign and return by no later than July 24, 1996, the enclosed proxy card in the accompanying reply envelope. If you decide to attend the Annual Meeting, please notify the Secretary of the Company that you wish to vote in person and your proxy will not be voted. YOUR SHARES CANNOT BE VOTED UNLESS YOU MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY, OR ATTEND THE ANNUAL MEETING IN PERSON.

     A copy of the Company's Fiscal Year 1996 Annual Report to Stockholders is also enclosed.

     The Board of Directors and Management look forward to seeing you at the Annual Meeting.

                                            Sincerely,

                                            /s/ ANGELO A. DECARO, JR.

                                            Angelo A. DeCaro, Jr.
                                            President and Chief Executive
                                            Officer

- --------------------------------------------------------------------------------
2525 BROCKTON DRIVE - AUSTIN, TEXAS 78758 - (512) 435-1000 - FAX (512) 834-9250
- --------------------------------------------------------------------------------

                                 [XETEL LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 13, 1996

To the Stockholders of XeTel Corporation:

     The Annual Meeting of Stockholders ("Annual Meeting") of XeTel Corporation, a Delaware corporation (the "Company"), will be held at 10:30 A.M. Central Time on Tuesday, August 13, 1996, at the Company's principal executive offices located at 2525 Brockton Drive, Austin, Texas 78758 for the following purposes:

          (i) to elect directors to serve on the Board of Directors until their successors are elected;

          (ii) to approve the appointment of Price Waterhouse LLP as the Company's independent accountants for the fiscal year ending March 29, 1997;

          (iii) to transact such other business as may properly come before the Annual Meeting and any adjournment or adjournments thereof.

     The foregoing items of business are more fully described in the proxy statement accompanying this notice.

     The record date for determining those stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof is June 19, 1996. A list of the stockholders entitled to vote at the Annual Meeting will be available for inspection at the Company's principal executive offices, 2525 Brockton Drive, Austin, Texas 78758 for at least 10 days prior to the Annual Meeting.

     All stockholders are cordially invited to attend the Annual Meeting. However, to assure your representation at the meeting, please carefully read the accompanying proxy statement, which describes the matters to be voted upon at the Annual Meeting, and mark, date, sign and return the enclosed proxy card in the reply envelope provided. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be returned to ensure that all your shares will be voted. If you attend the Annual Meeting and vote by ballot, your proxy vote will be revoked automatically and only your vote at the Annual Meeting will be counted. The prompt return of your proxy card will assist us in preparing for the Annual Meeting.

                                            By order of the Board of Directors,

                                            /s/ RONALD W. GUIRE

                                            Ronald W. Guire
                                            Secretary

Austin, Texas
July 12, 1996

                             YOUR VOTE IS IMPORTANT

     IF YOU DO NOT EXPECT TO ATTEND THE ANNUAL MEETING, OR IF YOU DO PLAN TO ATTEND BUT WISH TO VOTE BY PROXY, PLEASE COMPLETE, SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE.

                               XETEL CORPORATION

                             ---------------------

                                PROXY STATEMENT

                             ---------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                AUGUST 13, 1996

                      GENERAL INFORMATION FOR STOCKHOLDERS

     THE ENCLOSED PROXY ("PROXY") IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS (THE "BOARD") OF XETEL CORPORATION, A DELAWARE CORPORATION (THE "COMPANY"), FOR USE AT THE 1996 ANNUAL MEETING OF STOCKHOLDERS (THE "ANNUAL MEETING") TO BE HELD AT 10:30 A.M. CENTRAL TIME ON TUESDAY, AUGUST 13, 1996, AT THE COMPANY'S PRINCIPAL EXECUTIVE OFFICES LOCATED AT 2525 BROCKTON DRIVE, AUSTIN, TEXAS 78758, AND AT ANY ADJOURNMENT THEREOF.

     This proxy statement and the accompanying form of Proxy are to be first mailed to the stockholders entitled to vote at the Annual Meeting on or about July 12, 1996.

RECORD DATE AND VOTING

     Stockholders of record at the close of business on June 19, 1996 are entitled to notice of, and to vote at, the Annual Meeting. As of the close of business on such date, there were 8,554,293 shares of the Company's common stock, $0.0001 par value per share (the "Common Stock"), outstanding and entitled to vote, held by 108 registered stockholders of record in street name for the benefit of approximately 2,600 owners. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder as of the record date. If a choice as to the matters coming before the Annual Meeting has been specified by a stockholder on the Proxy, the shares will be voted accordingly. If no choice is specified, the shares will be voted IN FAVOR OF the approval of the proposals described in the notice of annual meeting and in this proxy statement. Abstentions and broker non-votes (i.e., the submission of a Proxy by a broker or nominee specifically indicating the lack of discretionary authority to vote on the matter) are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved or not.

     Any stockholder or stockholder's representative who, because of a disability, may need special assistance or accommodation to allow him or her to participate at the Annual Meeting may request reasonable assistance or accommodation from the Company by contacting Investor Relations in writing at 2525 Brockton Drive, Austin, Texas 78758 or by telephone at (512) 435-1228. To provide the Company sufficient time to arrange for reasonable assistance, please submit such requests by July 30, 1996.

                                   IMPORTANT

     PLEASE MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED, POSTAGE-PREPAID, RETURN ENVELOPE BY NO LATER THAN JULY 24, 1996, SO THAT IF YOU ARE UNABLE TO ATTEND THE ANNUAL MEETING, YOUR SHARES MAY BE VOTED.

REVOCABILITY OF PROXIES

     Any stockholder giving a Proxy pursuant to this solicitation may revoke it at any time prior to its exercise by filing with the Assistant Secretary of the Company at its offices at 2525 Brockton Drive, Austin, Texas 78758 a written notice of such revocation or a duly executed Proxy bearing a later date, or by attending the Annual Meeting and voting in person.

SOLICITATION

     This solicitation of proxies is made for the Board of Directors of the Company, and the Company will bear the costs of the solicitation, including the expense of preparing, assembling, photocopying and mailing this proxy statement and the material used in this solicitation of proxies. It is contemplated that proxies will be solicited principally through the mails, but directors, officers and regular employees of the Company may solicit proxies personally or by telephone. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding the Proxy materials to their principals. The Company may pay for and use the services of individuals or companies not regularly employed by the Company in connection with the solicitation of proxies if the Board of Directors of the Company determines that it is advisable.

     THE COMPANY'S ANNUAL REPORT TO STOCKHOLDERS FOR THE FISCAL YEAR ENDED MARCH 30, 1996 (THE "ANNUAL REPORT") HAS BEEN MAILED CONCURRENTLY WITH THE MAILING OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT TO ALL STOCKHOLDERS ENTITLED TO NOTICE OF AND TO VOTE AT THE ANNUAL MEETING. THE ANNUAL REPORT IS NOT INCORPORATED INTO THIS PROXY STATEMENT AND IS NOT CONSIDERED PROXY SOLICITING MATERIAL.

                 MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

                      PROPOSAL ONE -- ELECTION OF DIRECTOR
                              ELECTION OF DIRECTOR

GENERAL

     The Company's Board of Directors is divided into three classes, with the term of office of one class expiring each year. The Company currently has five directors with one director in Class I, two directors in Class II and two directors in Class III. The term of office of director Julian C. Hart expires at the 1996 Annual Meeting. The terms of office of directors Kozo Sato and Raimon
L. Conlisk expire at the 1997 Annual Meeting, and the terms of office of each of Ronald W. Guire and Angelo A. DeCaro, Jr. expire at the 1998 Annual Meeting. At the 1996 Annual Meeting, stockholders will elect one (1) director with a term of three (3) years.

VOTE REQUIRED

     The nominee must receive the affirmative votes of a majority of the shares present in person or represented by Proxy at the Annual Meeting and entitled to vote on the election of directors shall be elected to the Board of Directors. Votes withheld from any director are counted for purposes of determining the presence of absence of a quorum, but have no legal effect under Delaware law. While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions and broker non-votes in the election of directors, the Company believes that both abstentions and broker non-votes should be counted for purposes of whether a quorum is present at the Annual Meeting. In the absence of precedent to the contrary, the Company intends to treat abstentions and broker non-votes with respect to the election of directors in this manner.

     Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's nominee named below, who is presently a director of the Company. If any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE NOMINEE LISTED BELOW.

NOMINEE FOR ELECTION AT THE ANNUAL MEETING

     The name of the nominee and certain information about him are set forth below:

            NAME OF NOMINEE           AGE               POSITION/PRINCIPAL OCCUPATION
    --------------------------------  ---     -------------------------------------------------
    Julian C. Hart..................  56      Senior Vice President and Chief Technical Officer

     MR. HART, a founder of the Company, has served as a Director and Senior Vice President of the Company since 1984 and its Chief Technical Officer since November 1995. From 1964 to 1984, he was employed by Texas Instruments (TI) in various development engineering positions, including development of TI's Advanced Scientific Computer. Mr. Hart is a registered Professional Engineer and a member of The International Society for Hybrid Microelectronics.

INCUMBENT DIRECTORS WHOSE TERMS OF OFFICE CONTINUE AFTER THE ANNUAL MEETING

     The names and certain other information about the Directors whose terms of office continue after the Annual Meeting are set forth below:

        NAME OF NOMINEE      AGE                     POSITION/PRINCIPAL OCCUPATION
    -----------------------  ---     --------------------------------------------------------------
    Kozo Sato..............  55      Chairman of the Board of Directors (Class II Director)
    Angelo A. DeCaro, Jr...  44      President, Chief Executive Officer and a Director (Class III)
    Ronald W. Guire........  47      Secretary and a Director (Class III)
    Raimon L. Conlisk......  74      Director (Class II)

     MR. SATO has served as Chairman of the Board of Directors of the Company since 1986 and previously served as its Chief Executive Officer from 1986 to August 1995. Since 1984, Mr. Sato has also served as the Chief Executive Officer and President and as a director of Rohm U.S.A., Inc., ("Rohm") a wholly owned subsidiary of Rohm Co., Ltd., Japan, a diversified electronics company. Mr. Sato also serves as Managing Director of International Operations of Rohm Co., Ltd., Japan.

     MR. DECARO has served as a Director and President of the Company since 1993, and in August 1995 was elected its Chief Executive Officer. Mr. DeCaro was employed by IBM from 1974 to 1993, and served as Director of Operations-Printed Wiring Board and Services at IBM's circuit board facility in Austin, Texas from 1992 to 1993, and Plant Manager of the same facility from 1989 to 1992.

     MR. GUIRE has served as a Director of the Company since 1986 and as Secretary since 1991. Mr. Guire has served with EXAR Corporation (EXAR), a semiconductor designer and manufacturer, since 1984 including as Executive Vice President since June 1995, as Senior Vice President from 1989 to 1995 and as a Director, Secretary of the Board of Directors and Chief Financial Officer since 1985. Mr. Guire was formerly a partner in the public accounting firm of Graubart & Co. from 1979 to 1985.

     MR. CONLISK has served as a Director of the Company since 1991. Since 1977, Mr. Conlisk has served as President of Conlisk Associates, an international management consulting firm serving high technology companies. Mr. Conlisk formerly served with Quantic Industries, Inc., a privately held manufacturer of electronic systems and devices, as a Director from 1970 until his retirement in 1990, as Chairman from 1984 until his retirement and as President from 1984 to 1989. From 1970 to 1973, and from 1987 to 1990, Mr. Conlisk served as a Director of the American Electronics Association. Mr. Conlisk is the Chairman of the Board of EXAR and a Director of SBE, Inc., a manufacturer of communications and computer products.

     There is no family relationship between any Director of the Company.

                   PROPOSAL TWO -- RATIFICATION OF SELECTION
                           OF INDEPENDENT ACCOUNTANTS

     Upon the recommendation of the Audit Committee, the Board has appointed the firm of Price Waterhouse LLP, independent accountants, to audit the financial statements of the Company for the fiscal year ending March 29, 1997, and is asking the stockholders to ratify this appointment.

     In the event the stockholders fail to approve the appointment, the Board will reconsider its selection. Even if the selection is approved, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the fiscal year if the Board feels that such a change would be in the best interests of the Company and its stockholders. The affirmative vote of the holders of a majority of the Common Stock present or represented by Proxy at the Annual Meeting and entitled to vote is required to ratify the selection of Price Waterhouse LLP. Price Waterhouse LLP has audited the Company's financial statements annually since March 1994.

     THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF PRICE WATERHOUSE LLP TO SERVE AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING MARCH 29, 1997.

                             EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid or awarded by the Company during fiscal 1996 to the President and Chief Executive Officer and each of the four other most highly compensated officers of the Company whose total annual compensation in such year exceeded $100,000 (collectively, the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG TERM
                                                         ANNUAL                        COMPENSATION
                                                      COMPENSATION                        AWARDS
                                                   ------------------                  -------------
                                                                        OTHER ANNUAL    SECURITIES
                                                                        COMPENSATION    UNDERLYING
           NAME AND PRINCIPAL POSITION              SALARY     BONUS       ($)(1)      OPTIONS(#)(2)
- -------------------------------------------------  --------   -------   ------------   -------------
Angelo A. DeCaro, Jr.
  President and Chief Executive Officer..........  $161,538   $66,083     $ 34,627         20,000
Julian C. Hart
  Senior Vice President and Chief Technical
  Officer........................................   117,610    33,040        3,130         12,000
William A. Peten
  Vice President -- Material Acquisition and
  Control........................................   112,115    29,370        1,845         12,000
Richard S. Chilinski
  Vice President, Chief Financial Officer and
  Assistant Secretary............................    95,000    25,365       22,350         72,000
Mark A. Trutna
  Vice President -- Sales and Marketing..........    97,692    26,700        8,180         16,000

- ---------------

(1) Includes car allowance (for Messrs. DeCaro and Trutna), matching contributions under the Company's 401(k) Profit Sharing Plan (for Messrs. DeCaro, Hart, Peten and Trutna), disability premiums paid by the Company (for all Named Executive Officers), medical insurance premiums paid by the Company (for all Named Executive Officers except for Messr. Peten) and special transaction bonuses for Messrs. DeCaro and Chilinski.

(2) For Mr. Chilinski, includes 60,000 options granted in April, 1995 in connection with his joining the Company in January, 1995.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table contains information concerning the grant of stock options under the 1992 Stock Option Plan ("the Option Plan") to the Named Executive Officers during the 1996 fiscal year:

                       OPTION GRANTS IN LAST FISCAL YEAR


                                                                                               POTENTIAL
                                 INDIVIDUAL GRANTS                                          REALIZABLE VALUE
                             --------------------------                                     AT ASSUMED ANNUAL
                             NUMBER OF      % OF TOTAL                                    RATES OF STOCK PRICE
                             SECURITIES      OPTIONS                                        APPRECIATION FOR
                             UNDERLYING     GRANTED TO                                     OPTION TERM ($)(2)
                              OPTIONS      EMPLOYEES IN    EXERCISE PRICE    EXPIRATION    ------------------
           NAME              GRANTED(#)    FISCAL YEAR       ($/SHARE)        DATE(1)        5%         10%
- ---------------------------  ----------    ------------    --------------    ----------    ------      ------
Angelo A. DeCaro, Jr.......    20,000           6.81             1.22          06/07/02     9,933      23,149
Julian C. Hart.............    12,000           4.09             1.22          06/07/02     5,960      13,889
William A. Peten...........    12,000           4.09             1.22          06/07/02     5,960      13,889
Richard S. Chilinski.......    12,000           4.09             1.22          09/25/02     5,960      13,889
Richard S. Chilinski(3)....    60,000          20.44             1.22          04/18/02    29,800      69,446
Mark A. Trutna.............    16,000           5.45             1.22          06/07/02     7,947      18,519

- ---------------

(1) Potential realizable value is based on assumption that the market price of the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the seven (7) year option term. There can be no assurance that the actual stock price appreciation over the seven (7) year option term will be at the assumed five percent (5%) and ten percent (10%) levels or at any other defined level.

(2) Each option has a maximum term of seven (7) years, subject to earlier termination in the event of the optionee's cessation of service with the Company.

(3) Represents options granted to Mr. Chilinski in April, 1995 associated with his joining the Company in January, 1995.

     During the fiscal year ended March 30, 1996, the above options were granted to the Named Executive Officers pursuant to the Option Plan, which options may become exercisable in annual installments of twenty-five percent (25%) each over the four (4) year period following the date of grant.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information concerning option exercises and option holdings for the fiscal year ended March 30, 1996 for each of the Named Executive Officers:

                                          VALUE REALIZED             NUMBER OF
                                           (MARKET PRICE       SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                              SHARES        AT EXERCISE       UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS AT
                             ACQUIRED        DATE LESS         FISCAL YEAR END(#)(1)         FISCAL YEAR END($)(2)
                            ON EXERCISE   EXERCISE PRICE)   ---------------------------   ---------------------------
           NAME                 (#)             ($)         EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- --------------------------  -----------   ---------------   -----------   -------------   -----------   -------------
Angelo A. DeCaro, Jr......     10,000          67,700          60,000         90,000        458,700        688,700
Julian C. Hart............         --              --          21,250         25,750        161,331        196,733
William A. Peten..........         --              --          40,000         52,000        305,800        397,920
Richard S. Chilinski......         --              --              --         72,000             --        551,295
Mark A. Trutna............     10,000          66,700          32,500         38,500        246,463        293,685

- ---------------

(1) All options were granted with exercise prices equal to the fair value, as determined by the Board of Directors of the Company, on the date of grant. In making its determination of fair value, the Board of Directors relied in part on a valuation prepared by an independent appraiser.

(2) Based on the fair value of the Company's Common Stock as of March 29, 1996 of $8.875 per share, less the exercise price for such shares.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee was comprised of Messrs. Sato, Guire and Conlisk in fiscal 1996. Mr. Conlisk is also a member of the Compensation Committees of the Board of Directors of both EXAR and SBE, Inc. Mr. Guire is a Director of EXAR and serves as the Secretary of the Board of Directors, Executive Vice President and Chief Financial Officer of EXAR. Mr. Sato, the Chairman of the Company, served as its Chief Executive Officer from 1986 to August 1995. Mr. Sato is the Chief Executive Officer, President and a Director of Rohm, the controlling stockholder of the Company.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the Securities and Exchange Commission ("SEC"). Such officers, directors and ten percent (10%) stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, the Company believes that, during the fiscal year ended March 30, 1996, all Section 16(a) filing requirements applicable to its officers, Directors and ten percent (10%) stockholders were satisfied.

                      REPORT OF THE COMPENSATION COMMITTEE

GENERAL

     The Compensation Committee of the Board of Directors (the "Committee") is comprised of non-employee Directors. The current members of the Committee are Messrs. Sato, Guire and Conlisk. The Committee is responsible for recommending to the Board of Directors the compensation programs and levels of pay for executive officers. The committee administers the Company's stock option plan, including the awarding of grants thereunder. The Committee also advises management on pay programs and levels for other employees.

COMPENSATION PHILOSOPHY

     Through the Compensation Committee, the Company has developed and implemented compensation policies, plans and programs which seek to tie executive compensation to the attainment of Company-wide, business unit and individual performance objectives, while providing compensation sufficient to attract, motivate and retain talented executives who will contribute to the Company's long-term success. In furtherance of these goals, annual base salaries are generally set at levels that take into account both competitive and performance factors. The Company also relies to a significant degree on annual and longer-range incentive compensation to attract, retain and motivate its executives. Annual incentive compensation is variable and is closely tied to corporate performance to encourage profitability, growth and the enhancement of stockholder value. During fiscal 1996, compensation for the Company's executive officers consisted of base salary, annual cash incentive opportunities, longer-term equity incentives, participation as eligible employees (with all other eligible employees of the Company) in the Company's 401(k) Savings Plan, an auto allowance for certain executive officers, and certain benefits available generally to employees of the Company.

BASE SALARY

     The Compensation Committee fixes the base salary of the President and Chief Executive Officer and reviews and approves base salaries for each of the Company's other executive officers annually in connection with annual performance reviews. In adjusting these base salaries, the Compensation Committee examines both qualitative and quantitative factors relating to corporate and individual performance. In many instances, the qualitative factors necessarily involve a subjective assessment by the Committee. The Committee considers a mix of factors and evaluates individual performance against that mix both in absolute terms, relation to the executive's peers within the Company and competitive salary survey information.

     To assist in recruiting highly qualified management, the Committee generally targets base salaries paid to executive officers at competitive levels, depending on individual qualifications and experience.

     During fiscal 1996, the Compensation Committee increased the salary of the President and Chief Executive Officer resulting in an adjusted salary comparable to mid-range salaries paid to chief executive officers of high technology companies of comparable size in the local area. The increase reflects, in addition to competitive considerations, the Committee's evaluation of Mr. DeCaro's contribution of the performance of the Company in fiscal 1995. In particular, the Committee took into account the Company's financial performance, including sales growth and profitability, as well as contributions by Mr. DeCaro to achievements in strategic planning, positioning and direction and the recruitment of qualified management and other employees.

     Similar corporate performance factors, in addition to individual performance, accounted for increases in base salaries for other executive officers for fiscal 1996. Salary adjustments for other executive officers ranged up to 14%.

ANNUAL INCENTIVE OPPORTUNITIES

     The Company maintains annual cash incentive bonus programs to reward executive officers and other key employees for attaining defined performance goals. For most executive officers and other key employees, bonuses are based primarily on Company-wide performance targets. For senior management personnel, Company-wide performance is a factor, significant weight is also given to individual performance and performance factors of particular operation groups within the Company. Company-wide, operating group and individual targets are established annually for these bonus programs.

     The Company maintains an annual incentive award program designed to reward management and other key employees for Company-wide, business unit and individual performance. Under the program, executive officers (including the Chief Executive Officer) receive a percentage of their base salary based upon the achievement of targeted levels of performance. These levels of performance include but are not limited to, the Company's levels of net sales and earnings and other criteria related to asset management, productivity, quality and throughput to the extent that achievement of such goals are affected by the individual's performance. For the Chief Executive Officer, the target percentage for fiscal 1996 was 45% of base salary, and the target percentage was 30% for the other executive officers. Target awards are subject to a multiplier, calculated on the basis of actual results against each of the performance criteria in the cases of the Chief Executive Officer and other officers. For fiscal 1996, actual awards approximated the target percentages based upon the Company's performance.

EQUITY INCENTIVES

     The Company utilizes its Option Plan to further align the interests of stockholders and management by creating common incentives related to the possession by management of a substantial economic interest in the long-term appreciation of the Company's stock. Generally, options under the Option Plan are granted with exercise prices set at the fair market value of the underlying stock on the date of grant, have a term of seven years, and are subject to vesting over four years. In determining the size of an option to be granted to an executive officer, the Committee takes into account the officer's position and level of responsibility within the Company, the officer's existing stock and unvested option holdings, the potential reward to the officer if the stock price appreciates in the public market, and the competitiveness of the officer's overall compensation arrangements, including stock options although outstanding performance by an individual may also be taken into consideration. Option grants may also be made to new executives upon commencement of employment and, on occasion, to executives in connection with a significant change in job responsibility.

     The Company's Option Plan was adopted by the Board of Directors and approved by the stockholders in 1992. A summary of the Option Plan is set forth in Appendix A hereto. The information is being provided in accordance with applicable requirements of the Federal securities laws in order to assure that the Option Plan will qualify under Rule 16b-3 of the Securities and Exchange Commission and thereby provide the Company's executive officers and members of the Board of Directors with certain exemptions from the short-swing liability provisions of the Federal securities laws for their transactions under the Option Plan.

     In fiscal 1996, the Committee granted stock options to executive officers. After considering the criteria discussed above, the Committee granted to Mr. DeCaro options to purchase 20,000 shares. In addition to amounts granted associated with joining the Company, the Committee also granted options to other executive officers to acquire shares ranging in aggregate amounts from 12,000 to 16,000 shares. In general, in determining the size of all such grants, the Committee focused in particular on its conclusion, based on experience and informal information subjectively evaluated, that the stock and option holdings of the Company's executive officers were below the levels needed to provide appropriate equity incentives.

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the Code), imposes a limit on tax deductions for annual compensation in excess of one million dollars paid by a corporation to its chief executive officer and the other four most highly compensated executive officers of a corporation. The Company has not established a policy with regard to Section 162(m) of the Code, since the Company has not and does not currently anticipate paying cash compensation in excess of one million dollars per annum to any employee. None of the compensation paid by the Company in fiscal 1996 was subject to the limitation on deductibility. The Compensation Committee will continue to assess the impact of Section 162(m) of the Code on its compensation practices and determine what further action, if any, is appropriate.

STOCK PERFORMANCE GRAPH

     The graph below depicts the Company's stock price as an index assuming $100 invested on February 14, 1996 (the date of the Company's initial public offering), along with the composite prices of companies listed in the Nasdaq Electronic Component Index and Nasdaq Composite Index. This information has been provided to the Company by Nasdaq. The comparisons in the graph are required by regulations of the Securities and Exchange Commission and are not intended to forecast or to be indicative of the possible future performance of the Common Stock.

          COMPARISON OF CUMULATIVE TOTAL RETURN SINCE FEB. 14, 1996**
                            Among XeTel Corporation,
                   the Nasdaq Electronic Component Index and
                           The Nasdaq Composite Index

                                   [GRAPH]

                                                                   Nasdaq
      Measurement Period       Nasdaq Stock       XeTel          Electronics
    (Fiscal Year Covered)        Composite     Corporation     Component Index
    ---------------------      ------------    -----------     ---------------
2/14/96                                 100           100                 100
2/29/96                                 103           109                 101
3/29/96                                 103           111                  96

** $100 invested on February 14, 1996 in stock or index, including reinvestment of dividends.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, which might incorporate future filings made by the Company under those statutes, the preceding Report of the Compensation Committee and the Company Stock Performance Graph will not be incorporated by reference into any of those prior filings, nor will such report or graph be incorporated by reference into any future filings made by the Company under those acts.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of the Record Date (i) by each person or group who is known by the Company to be the beneficial owner of more than five percent (5%) of the common stock, (ii) by each Director of the Company and each Named Executive Officer of the Company who beneficially held shares of the Common Stock as of such date, and (iii) by all current executive officers and Directors of the Company as a group. Except as otherwise noted, each person's address is c/o XeTel Corporation, 2525 Brockton Drive, Austin, Texas 78758, and each person has sole voting and investment power over the shares shown as beneficially owned, except to the extent authority is shared by his or her spouse under applicable community property laws.


                                                                    SHARES BENEFICIALLY OWNED
                          NAME AND ADDRESS OF                        -----------------------
                           BENEFICIAL OWNER                           NUMBER         PERCENT
                          -------------------                        --------        -------
    Rohm U.S.A., Inc.(1)
      2150 Commerce Drive
      San Jose, CA 95131...........................................  4,393,411        48.4%
    Kozo Sato(2)(3)
      2150 Commerce Drive
      San Jose, CA 95131...........................................  4,393,411        48.4%
    David W. Gault(4)..............................................    598,750         6.6%
    Julian C. Hart(2)(5)(6)........................................    593,050         6.5%
    Ronald W. Guire(2)(7)
      235 Belgates Road
      Los Gatos, CA 95032..........................................     57,000         *
    Raimon L. Conlisk(2)(8)
      12741 Leander Drive
      Los Altos Hills, CA 94022....................................     45,000         *
    Angelo A. DeCaro, Jr.(2)(5)(9).................................     60,000         *
    Mark A. Trutna(5)(10)..........................................     51,500         *
    William A. Peten(5)(11)........................................     40,000         *
    Richard S. Chilinski(5)(12)....................................     15,000         *
    All current executive officers and directors as a group........  1,534,800        16.9%

- ---------------

  *  Represents less than one percent of the outstanding shares of Common Stock.

 (1) Includes 67,000 shares which may be acquired by Mr. Sato, Chief Executive Officer, President and Director of Rohm, pursuant to options currently exercisable or exercisable within 60 days after March 30, 1996, as to which shares Rohm disclaims beneficial ownership. Also includes 4,326,411 shares owned by Rohm, of which Mr. Sato is the Chief Executive Officer, President and a Director. In addition to Mr. Sato, the executive officers and directors of Rohm consist of Messrs. Al Kirwan (Director), Masami Ikeda (Director) and Jerry Fielder (Chief Financial Officer), and in such capacities, such individuals may be deemed beneficial owners of the shares beneficially held by Rohm, although each individual disclaims such beneficial ownership.

 (2) Director of the Company.

 (3) Includes 67,000 shares which may be acquired pursuant to options currently exercisable or exercisable within 60 days after March 30, 1996. Also includes 4,326,411 shares owned by Rohm, of which Mr. Sato is the Chief Executive Officer, President and Director, as to which Mr. Sato disclaims beneficial ownership. Mr. Sato previously served as Chief Executive Officer of the Company from 1986 until August 1995.

 (4) Includes 21,250 shares which may be acquired pursuant to options currently exercisable or exercisable within 60 days after March 30, 1996, and includes 130,165 shares owned by JDG Properties, Inc., Mr. Gault's defined benefit plan.

 (5) Named Executive Officer of the Company.

 (6) Includes 21,250 shares which may be acquired pursuant to options currently exercisable or exercisable within 60 days after March 30, 1996, and includes 27,958 shares owned by Hart & Hart, Inc., Mr. Hart's defined benefit plan.

 (7) Includes 57,000 shares which may be acquired pursuant to options currently exercisable or exercisable within 60 days after March 30, 1996.

 (8) Includes 45,000 shares which may be acquired pursuant to options currently exercisable or exercisable within 60 days after March 30, 1996.

 (9) Includes 60,000 shares which may be acquired pursuant to options currently exercisable or exercisable within 60 days after March 30, 1996.

(10) Includes 32,500 shares which may be acquired pursuant to options currently exercisable or exercisable within 60 days after March 30, 1996.

(11) Includes 40,000 shares which may be acquired pursuant to options currently exercisable or exercisable within 60 days after March 30, 1996.

(12) Includes 15,000 shares which may be acquired pursuant to options currently exercisable or exercisable within 60 days following March 30, 1996.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of five (5) meetings during fiscal 1996. During fiscal 1996, the Board of Directors had an Audit Committee, a Compensation Committee and established a Nominating Committee.

     The Audit Committee, currently comprised of Messrs. Guire and Conlisk, met one (1) time during fiscal 1996. The Audit Committee recommends to the Board of Directors the engagement of the Company's independent accountants, reviews with such accountants the plan, scope and results of their examination of the financial statements.

     The Compensation Committee, currently comprised of Messrs. Sato, Guire and Conlisk met five (5) times during fiscal 1996. The Compensation Committee sets the level of compensation of executive officers and advises management with respect to compensation levels for key employees. The Compensation Committee also administers the Company's Option Plan.

     The Nominating Committee, currently comprised of Messers. DeCaro, Conlisk and Hart, met one (1) time during fiscal 1996, at its inception.

     No director attended fewer than one hundred percent (100%) of the total number of meetings of the Board of Directors or the total number of meetings held by all committees of the Board of Directors on which he served.

BOARD COMPENSATION

     Directors who are full-time salaried employees of the Company are not compensated for their service on the Board or on any Board committee. Directors who are not employees of the Company receive a quarterly retainer of $3,000 for their services and a fee of $1,000 for each Board meeting and $500 for each committee meeting attended, plus travel and lodging expenses where appropriate. In addition, on the date of each annual stockholders meeting each individual who is to continue to serve as a non-employee Board member after the meeting shall be granted a non-statutory option to purchase an additional 5,000 shares of Common Stock, the exercise price per share being equal to the fair market value per share on the option grant date, provided each individual has served as a non-employee Board member for at least six (6) months. Each individual who is first elected or appointed as a non-employee Board member shall be granted a non-statutory option to purchase 15,000 shares of Common Stock.

                 DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Proposals of stockholders of the Company to be presented by such stockholders at the Company's 1997 Annual Meeting must have been received by the Company no later than March 15, 1996 in order that they be included in the proxy statement and form of proxy relating to that meeting.

                                 ANNUAL REPORT

     A copy of the Company's Annual Report to Stockholders for the year ended March 30, 1996 has been mailed concurrently with this proxy statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this proxy statement and is not considered proxy soliciting material.

                              CERTAIN TRANSACTIONS

     The Company has engaged in a number of transactions with Rohm in the past and expects to in the future. The Company believes that these transactions were on terms no less favorable to the Company than would have been obtained from unaffiliated third parties. The Company has obtained a revolving line of credit for $3 million from Rohm. The line of credit is secured by certain equipment, bears interest at LIBOR plus 1.25%, is payable on demand and expires March 31, 1997. All significant transactions in the past and future, if any, between the Company and its officers, directors, principal stockholders and affiliates (including Rohm) will be approved by a majority of the Company's independent directors and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

                                  ACCOUNTANTS

     The Company's financial statements have been audited by Price Waterhouse LLP as independent accountants. Representatives of Price Waterhouse LLP are expected to be present at the Annual Meeting of Stockholders. They do not expect to make any statement, but will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                                 OTHER MATTERS

     The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

                                            THE BOARD OF DIRECTORS

Dated: July 12, 1996

                               XETEL CORPORATION

                                   APPENDIX A

                     INFORMATION ON 1992 STOCK OPTION PLAN

     The 1992 Stock Option Plan (the "Option Plan"), pursuant to which 1,750,000 shares of common stock have been reserved for issuance, was adopted by the Board of Directors in June 1992 and subsequently approved by the company's stockholders. The Option Plan became effective upon its adoption. The Option Plan was amended in November 1995 to implement the automatic option grant program which became effective in connection with the initial public offering of the common stock (the "Effective Date").

     The following is a summary of the principal features of the Option Plan. The summary, however, does not purport to be a complete description of all the provisions of the Option Plan. Any stockholder of the company who wishes to obtain a copy of the actual plan document may do so upon written request to the Corporate Secretary at the company's principal executive offices in Austin, Texas. The information is provided in accordance with the applicable requirements of the Federal securities laws in order to assure that the Option Plan will qualify under Rule 16b-3 of the Securities and Exchange Commission and thereby provide the company's executive officers and members of the board of directors with certain exemptions from the short-swing liability provisions of the Federal securities laws for their transactions under the Option Plan.

EQUITY INCENTIVE PROGRAMS

     The Option Plan contains three separate equity incentive programs: (i) a Discretionary Option Grant Program, (ii) an Automatic Option Grant Program and
(iii) a Stock Bonus Program. The principal features of these programs are described below. The Option Plan (other than the Automatic Option Grant Program) is administered by the compensation committee of the board. This committee (the "Plan Administrator") has complete discretion (subject to the provisions of the Option Plan) to authorize option grants under the Discretionary Option Grant Program and issue shares under the Stock Bonus Program. However, all grants under the Automatic Option Grant Program will be made in strict compliance with the provisions of that program, and no administrative discretion will be exercised by the Plan Administrator with respect to the grants made thereunder.

SHARE RESERVE

     A total of 1,750,000 shares of common stock has been reserved for issuance over the term of the Option Plan. In the event any change is made to the outstanding shares of common stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the company's receipt of consideration, appropriate adjustments will be made to the securities issuable under the Option Plan and to the securities and exercise price under each outstanding option.

ELIGIBILITY

     Officers and other employees of the company and its parent or subsidiaries (whether now existing or subsequently established), non-employee members of the board and the board of directors of its parent or subsidiaries and consultants of the company and its parent and subsidiaries are eligible to participate in the Discretionary Option Grant Program and the Stock Bonus Program. Non-employee members of the board are also eligible to participate in the Automatic Option Grant Program.

     As of July 5, 1996, approximately seven (7) executive officers, 523 other employees and no non-employee Board members were eligible to participate in the Option Plan, and three (3) non-employee board members were eligible to participate in the Automatic Option Grant Program.

VALUATION

     The fair market value per share of common stock on any relevant date under the Option Plan will be the closing selling price per share on that date on the Nasdaq National Market. On July 5, 1996, the closing selling price per share was $7.75.

AMENDMENT AND TERMINATION

     The board may amend or modify the Option Plan in any or all respects whatsoever subject to any required stockholder approval. The board may terminate the Option Plan at any time, and the Option Plan will in all events terminate on June 1, 2002.

                       DISCRETIONARY OPTION GRANT PROGRAM

     Options may be granted under the Discretionary Option Grant Program at an exercise price per share not less than fifty percent (50%) of fair market value per share of common stock on the option grant date. No granted option will have a term in excess of ten years.

     Upon cessation of service, the optionee will have a limited period of time (as determined by the Plan Administrator) in which to exercise any outstanding option to the extent such option is exercisable for vested shares. The Plan Administrator will have complete discretion to accelerate the exercisability or vesting of options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

     In the event of a dissolution or liquidation of the company or acquisition of the company by a merger or consolidation or any other reorganization in which more than fifty percent (50%) of the voting shares of the company are exchanged (an "Acquisition"), then, at the discretion of the Plan Administrator, (i) the surviving corporation will assume the options outstanding under the Option Plan or substitute similar options for those outstanding under the Option Plan, (ii) the outstanding options will continue in full force and effect or (iii) the options will terminate if not exercised prior to such event.

                         AUTOMATIC OPTION GRANT PROGRAM

     Under the Automatic Option Grant Program, each individual who first becomes a non-employee board member after the initial public offering of the common stock will automatically be granted at that time an option grant for 15,000 shares of common stock, provided such individual has not previously been in the company's employ. In addition, on the date of each annual stockholders meeting, beginning with the 1996 annual meeting, each individual who is to continue to serve as a non-employee board member after such meeting will automatically be granted an option to purchase 5,000 shares of common stock, provided such individual has served as a non-employee Board member for at least six months. There will be no limit on the number of such 5,000-share options which any one non-employee board member may receive over the period of board service.

     Each option will have an exercise price per share equal to one hundred percent (100%) of the fair market value per share of common stock on the option grant date and a maximum term of ten years measured from the option grant date.

     Each option will be immediately exercisable for all the option shares, but any purchased shares will be subject to repurchase by the company, at the exercise price paid per share, upon the optionee's cessation of board service. Each initial option grant will vest (and the company's repurchase rights will lapse) in four equal annual installments over the optionee's period of board service, with the first such installment to vest upon the completion of one year of board service measured from the option grant date. Each annual option grant will vest (and the company's repurchase rights will lapse) upon the completion of one year of board service measured from the option grant date.

     The shares subject to each automatic option grant will immediately vest upon the optionee's death or permanent disability or an acquisition of the company by merger or asset sale or a hostile change in control of the company (whether by successful tender offer for more than fifty percent (50%) of the outstanding voting stock or by proxy contest for the election of board members). In addition, upon the successful completion of a hostile take-over, each automatic option grant which has been outstanding for at least six months may be surrendered to the company for a cash distribution per surrendered option share in an amount equal to the excess of (a) the take-over price per share over (b) the exercise price payable for such share.

                              STOCK BONUS PROGRAM

     Shares may be sold under the Stock Bonus Program at a price per share established by the Plan Administrator. The price will be payable in cash or through a promissory note payable to the company. Shares may also be issued solely as a bonus for past services.

     The issued shares may either be immediately vested upon issuance or subject to a vesting schedule. The Plan Administrator will, however, have the discretionary authority at any time to accelerate the vesting of any unvested shares. In the event of an Acquisition, the issued shares may continue to be subject to vesting.

                               GENERAL PROVISIONS

FINANCIAL ASSISTANCE

     The Plan Administrator may permit one or more optionees to pay the exercise price of outstanding options or the purchase price of any stock bonus award under the Option Plan by delivering a promissory note payable in installments. The Plan Administrator will determine the terms of any such promissory note.

SPECIAL TAX ELECTION

     The Plan Administrator may provide one or more holders of options or stock awards with the right to have the company withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the tax liability incurred by such individuals in connection with the exercise of those options or the issuance of those awards. Alternatively, the Plan Administrator may allow such individuals to deliver previously acquired shares of common stock in payment of such tax liability.

STOCK AWARDS

     The table below shows, as to each of the company's executive officers named in the proxy statement for the 1996 annual meeting of stockholders and the various indicated individuals and groups, the number of shares of common stock subject to options granted between April 1, 1995 and July 5, 1996 under the Option Plan together with the weighted average exercise price payable per share.

                              OPTION TRANSACTIONS

                                                                                         WEIGHTED
                                                                        NUMBER OF        AVERAGE
                                NAME                                  OPTION SHARES   EXERCISE PRICE
                               ------                                 -------------   --------------
Angelo A. DeCaro, Jr.
  President, Chief Executive Officer and Director...................      20,000           1.22
Julian C. Hart
  Senior Vice President and Chief Technical Officer.................      12,000           1.22
William A. Peten
  Vice President -- Material Acquisition and Control................      12,000           1.22
Richard S. Chilinski
  Vice President, Chief Financial Officer and Assistant Secretary...      72,000           1.22
Mark A. Trutna
  Vice President -- Sales and Marketing.............................      16,000           1.22
All current executive officers as a group (7 persons)...............     172,000           1.78
All non-employee directors as a group (3 persons)...................      10,000           1.22
All employees, including current officers who are not executive
  officers as a group (45 persons)..................................     293,500           1.55

                        FEDERAL INCOME TAX CONSEQUENCES

OPTION GRANTS

     Options granted under the Option Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

     Incentive Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise disposed. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two (2) years after the option grant date and more than one (1) year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

     If the optionee makes a disqualifying disposition of the purchased shares, then the company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. In no other instance will the company be allowed a deduction with respect to the optionee's disposition of the purchased shares.

     Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

     If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by the company in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the company's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

     The company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the company in which such ordinary income is recognized by the optionee.

STOCK AWARDS

     The tax principles applicable to stock bonus awards under the Option Plan will be substantially the same as those summarized above for the exercise of non-statutory option grants.

                              ACCOUNTING TREATMENT

     Option grants or stock issuances with exercise prices less than the fair market value of the shares on the grant or issue date will result in a compensation expense to the company's earnings equal to the difference between the exercise or issue price and the fair market value of the shares on the grant or issuance date. Such expense will be accruable by the company over the period that the shares are to vest. Option grants or stock issuances at one hundred percent (100%) of fair market value will not result in any charge to the company's earnings but the company must disclose, in pro-forma statements to the company's financial statements, the impact those options would have upon the company's reported earnings were the value of those options at the time of grant treated as compensation expense. Whether or not granted at a discount, the number of outstanding options may be a factor in determining the company's earnings per share on a fully-diluted basis.

                               NEW PLAN BENEFITS

     On the date of each annual meeting commencing with the 1996 annual meeting, each non-employee board member who is to continue to serve as a board member after the meeting will be granted an option under the Automatic Option Grant Program to purchase 5,000 shares of common stock at an exercise price per share equal to the closing selling price per share of common stock on that date on the Nasdaq National Market.

                               XETEL CORPORATION

                                     PROXY

                Annual Meeting of Stockholders, August 13, 1996

         This Proxy is Solicited on Behalf of the Board of Directors of
                               XeTel Corporation


        The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held August 13, 1996 and the Proxy Statement and appoints Kozo Sato and Angelo A. DeCaro, Jr., and each of them, the proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of XeTel Corporation (the "Company") which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held at XeTel Corporation, 2525 Brockton Drive, Austin, Texas 78758 on Tuesday, August 13, 1996 at 10:30 A.M. Central Time (the "Annual Meeting"), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this proxy shall be voted in the manner set forth below.

[X] Please mark your
    votes as in this
    example.


                                    WITHHOLD
                                   AUTHORITY
                   FOR              TO VOTE
1. To elect a      [ ]                [ ]       Julian C. Hart
   Class I
   director to
   serve on the
   board of directors for three (3)
   years or until his respective
   successor is duly elected and
   qualified:



                                           FOR   AGAINST   ABSTAIN
2. To ratify the board of director's       [ ]     [ ]       [ ]
   selection of Price Waterhouse LLP to
   serve as the Company's independent
   accountants for the fiscal year ending
   March 29, 1997.



The board of directors recommends a vote FOR the director listed above and a vote FOR the other proposal. This proxy, when properly executed, will be voted as specified above. If no specification is made, this proxy will be voted FOR the election of the directors listed above and FOR the other proposal


Please print the name(s) appearing on each share certificate(s) over which you have voting authority:


- --------------------------------------------------------------------------------
                       (Print name(s) on certificate)



Please sign your name:                                    Date:
                      -----------------------------------     ------------------
                           (Authorized Signature(s))

NOTE: Please print the name(s) appearing on each share certificate(s) over which you have voting authority.